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EXHIBIT 23.1

                       Consent of Independent Auditors


Board of Directors
APO Health, Inc., Inc.
3950 Oceanside Ave.
Oceanside, New York 11572

We hereby consent to the inclusion in this Form S-2 Registration Statement of our report dated April 5, 2001 relating to the consolidated financial statements of APO Health, Inc. for the year ended September 30, 2000.

December 21, 2001

Malone & Bailey, PLLC
Houston, Texas